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                                                                   EXHIBIT 5.01


                        [Fenwick & West LLP Letterhead]
                               November 12, 1997

Hybrid Networks, Inc.
10161 Bubb Road
Cupertino, CA 95014

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about November 11, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,216,940 shares of your Common Stock (the "STOCK"), subject to issuance by you upon the exercise of (a) stock options granted by you under your 1993 Equity Incentive Plan (the "1993 PLAN"), your 1996 Equity Incentive Plan (the "1996 PLAN") and your Executive Officer Incentive Plan (the "EXECUTIVE OFFICER PLAN"), which plans have been terminated and under which no further options will be granted; (b) stock options granted or to be granted by your under your 1997 Equity Incentive Plan (the "1997 PLAN") and 1997 Directors Stock Option Plan (the "DIRECTORS PLAN"); or (c) purchase rights granted or to be granted under your 1997 Employee Stock Purchase Plan, (the "PURCHASE PLAN"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "PLANS"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-36001), filed with the Commission and declared effective on November 10, 1997, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

     (2) your registration statement on Form 8-A (File Number 000-23289) filed with the Commission on October 30, 1997;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession; and

     (6) the stock records that you have provided to us (consisting of a list of stockholders dated as of November 11, 1997 and a list of option and warrant holders respecting your capital stock that was prepared by you and dated November 11, 1997).

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November 12, 1996
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     (7)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 4,216,940 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted under the 1993 Plan, the 1996 Plan or the Executive Officer Plan; (b) stock options granted or to be granted under the 1997 Plan or the Directors Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                            Very truly yours,

                            /s/ Fenwick & West LLP

                            FENWICK & WEST LLP